EXHIBIT 10.5
SERVICE AGREEMENT
BETWEEN
COLUMBIA SUSSEX CORPORATION
AND
COLUMBIA PROPERTIES VICKSBURG, LLC
     This agreement dated the 27th day October 2003 between Columbia Sussex Corporation (CSC), a Kentucky corporation, and Columbia Properties Vicksburg, LLC (Vicksburg), a Nevada Corporation;
     WITNESSETH, Vicksburg is desirous of having CSC provide accounting and business management services related to its operation of the Horizon Vicksburg Hotel and Casino in Vicksburg, Mississippi (Hotel). The parties agree that CSC is not providing any management services related to the casino operations at this location, which are under the sole control of Vicksburg. As such, CSC enter into this Agreement, which provides among other things for CSC’s services.
     NOW THEREFORE, the parties agree as follows:
     1. CONTRACT. Vicksburg shall contract for accounting and business management services with CSC and CSC shall provide these services to Vicksburg upon the terms and conditions hereinafter set forth.
     2. TERM AND EXTENTION. CSC’s provision for services commence on November 1, 2003 and shall continue in full force and effect until such time as Vicksburg or CSC terminates the relationship with sixty (60) days written notice to the other party.
     3. DUTIES. During the term of this contract CSC shall provide to Vicksburg the following services. Accounting and tax matters required or requested in connection with the operation of the Hotel, including the preparation of monthly accounting statements and tax reports and returns. CSC will also perform certain clerical functions associated with casino such as preparing payrolls, paying bills and preparing certain tax returns. Within the limitations herein above provided, CSC will render such other services of a supervisory nature in the financial area of the operation as may be requested from time-to-time by the Vicksburg related to the Hotel and Restaurant operations without further compensation than that for which provision is made in this Agreement.
     4. TIME REQUIREMENTS. CSC shall devote adequate time to provide accounting, tax, and business services as is necessary to fulfill the requirements of Vicksburg.
     5. COMPENSATION. Vicksburg shall pay to CSC in equal monthly installments, as fees for its services, sums in the aggregate amounting to $10,000.00 (Ten Thousand Dollars) per month prorated for partial months for as long as this Agreement remains in full force and effect, subject to future escalation by mutual agreement for increases in CSC’s costs of providing these services.
     6. OVERHEAD EXPENSE REIMBURSMENT. Vicksburg contemplates that CSC, in performing the services herein, will incur natural and normal business expenses such as travel, professional, secretarial, and incidental expenses. Vicksburg will reimburse CSC for all such expenses, monthly or quarterly, in CSC’s discretion, upon CSC’s submission of bills or statements of accounts therefore. All personnel hired by CSC who perform services exclusively for Vicksburg and the Hotel will be employees of Vicksburg and not CSC. Other supervisory or other personnel who do not work exclusively for Vicksburg or the Hotel will be employed by CSC.
     7. RELATIONSHIP BETWEEN THE PARTIES. CSC is retained only for the purposes and the extent set forth in this Agreement, and its relationship to Vicksburg shall be that of a provider of services only and no other. This Agreement in no way affects any other agreements on other matters between CSC and Vicksburg that do not relate accounting and/or business management services, and each party agrees to hold the other harmless and indemnifies same for any acts which create liability on the other party as a consequence of the services provided pursuant to this Agreement.
     IN WITNESS WHEREOF, CSC and Vicksburg have caused this Agreement to be executed in their corporate names by officers having the authority to do same as of the day and year first above written.

COLUMBIA PROPERTIES VICKSBURG, LLC

By:	/s/ William J. Yung	(corporate seal)

William J. Yung
President

COLUMBIA SUSSEX CORPORATION

By:	/s/ Theodore R. Mitchel	(corporate seal)

Theodore R. Mitchel
Secretary/Treasurer